                                                                       EXHIBIT 5

                          MAGNA GROWTH & INCOME FUND

                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of August 31, 1994 between MAGNA FUNDS, a Massachusetts business trust (herein called the "Trust"), and MAGNA BANK OF MISSOURI, a Missouri Trust Company with its principal offices in St. Louis, Missouri (herein called the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to the Magna Growth & Income Fund (the "Fund"), an investment portfolio of the Trust, and the Investment Adviser represents that it is willing and possesses legal authority to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1.  Appointment.  The Trust hereby appoints the Investment Adviser to act
         -----------
as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Management.  Subject to the supervision of the Trust's Board of
         ----------
Trustees, the Investment Adviser will provide a continuous investment program for the Trust, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Fund. The Investment Adviser will provide the services under this Agreement in accordance with the Trust's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

         (a) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

         (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

         (c) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment

Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. Unless and until appropriate procedures are adopted by the Trustees of the Trust under Rule 17e-1 of the 1940 Act and unless the provisions of such Rule are complied with, portfolio securities will not be purchased from or sold to Ernst & Company, the Investment Adviser, or any affiliated person of the Trust, Ernst & Company, or the Investment Adviser;

         (d) will maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

         (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

    3.   Services Not Exclusive.  The investment management services furnished
         ----------------------
by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

    4.   Books and Records.  In compliance with the requirements of Rule 3la-3
         -----------------
under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 3la-3 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

    5.   Expenses.  During the term of this Agreement, the Investment Adviser
         --------
will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

    6.   Compensation.  For the services provided and the expenses assumed
         ------------
pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate of 0.75% of average daily net assets. The Trust's obligation to pay the above-described fee to the

Investment Adviser will begin as of the date of the initial public sale of shares in the Fund.

     If in any fiscal year the aggregate expenses of the Funds (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to Ernst Asset Management Corporation under the Administration Agreement between Ernst Asset Management Corporation and the Fund. The obligation of the Investment Adviser to reimburse the Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment
      --------  -------
Adviser shall reimburse the Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     7.  Limitation of Liability.  The Investment Adviser shall not be liable
         -----------------------
for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement.

     8.  Duration and Termination.  This Agreement will become effective as to
         ------------------------
the Trust as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Trust, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 30, 1995.

     Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of twelve months each ending on June 30th of each year, provided such continuance is specifically approved at least annually (a) by the
--------
vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. If the Investment Adviser requires the Trust or the Fund to change its name so as to eliminate all references to the word "Magna," then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     9.   Amendment of this Agreement.  No provision of this Agreement may be
          ---------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the Commonwealth of Massachusetts.

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            MAGNA FUNDS

Seal                                        By:
                                               -----------------------------

                                            Title:
                                                  --------------------------

                                            MAGNA BANK OF MISSOURI

Seal                                        By:
                                               -----------------------------

                                            Title:
                                                  --------------------------

                    MAGNA INTERMEDIATE GOVERNMENT BOND FUND

                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made as of August 31, 1994 between MAGNA FUNDS, a Massachusetts business trust (herein called the "Trust"), and MAGNA BANK OF MISSOURI, a Missouri Trust Company with its principal offices in St. Louis, Missouri (herein called the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to the Magna Intermediate Government Bond Fund (the "Fund"), an investment portfolio of the Trust, and the Investment Adviser represents that it is willing and possesses legal authority to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

     1.  Appointment.  The Trust hereby appoints the Investment Adviser to act
         -----------
as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2.  Management.  Subject to the supervision of the Trust's Board of
         ----------
Trustees, the Investment Adviser will provide a continuous investment program for the Trust, including investment research and management with respect to all securities and investments and cash equivalents of the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Fund. The Investment Adviser will provide the services under this Agreement in accordance with the Trust's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

         (a) will use the same skill and care in providing such services as it uses in providing services to any fiduciary accounts for which it has investment responsibilities;

         (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

         (c) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. Unless and until appropriate procedures are adopted by the Trustees of the Trust under Rule 17e-1 of the 1940 Act and unless the provisions of such Rule are complied with, portfolio securities will not be purchased from or sold to Ernst & Company, the Investment Adviser, or any affiliated person of the Trust, Ernst & Company, or the Investment Adviser;

         (d) will maintain all books and records with respect to the Trust's securities transactions and will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

         (e) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     3.  Services Not Exclusive.  The investment management services furnished
         ----------------------
by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     4.  Books and Records.  In compliance with the requirements of Rule 3la-3
         -----------------
under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 3la-3 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

     5.  Expenses.  During the term of this Agreement, the Investment Adviser
         --------
will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

     6.  Compensation.  For the services provided and the expenses assumed
         ------------
pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate of 0.50% of average daily net assets. The Trust's obligation to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in the Fund.

     If in any fiscal year the aggregate expenses of the Funds (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to Ernst Asset Management Corporation under the Administration Agreement between Ernst Asset Management Corporation and the Fund. The obligation of the Investment Adviser to reimburse the Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment
      --------  -------
Adviser shall reimburse the Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     7.  Limitation of Liability.  The Investment Adviser shall not be liable
         -----------------------
for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by the Investment Adviser of its obligations and duties under this Agreement.

     8.  Duration and Termination.  This Agreement will become effective as to
         ------------------------
the Trust as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Trust, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 30, 1995.

     Thereafter, if not terminated, this Agreement shall continue in effect for successive periods of twelve months each ending on June 30th of each year, provided such continuance is specifically approved at least annually (a) by the
--------
vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. If the Investment Adviser requires the Trust or the Fund to change its name so as to eliminate all references to the word "Magna," then this Agreement shall automatically terminate at the time of such change unless the continuance of this Agreement after such change shall have been specifically approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

     9.  Amendment of this Agreement.  No provision of this Agreement may be
         ---------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the Commonwealth of Massachusetts.

     A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                     MAGNA FUNDS

Seal                                 By:     __________________________

                                     Title:  __________________________


                                     MAGNA BANK OF MISSOURI

Seal                                 By:     __________________________

                                     Title:  __________________________